Exhibit 10.46
EMPLOYMENT AGREEMENT
     This agreement (the “Agreement”) between Tier technologies, inc., a California corporation (the “Company”) and Deanne M. Tully (the “Employee”), is entered into as of July 1, 2004 (the “Effective Date”). Those capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings given to such terms in the Agreement
Agreement
     In consideration of the mutual benefits derived from this Agreement and of the agreements, covenants and provisions hereof, the parties hereto agree as follows:
1. EMPLOYMENT
During the Term (as defined in Section 3 hereof) of this Agreement, the Company shall employ Employee as Vice President, General Counsel and Secretary of the Company, reporting to James R. Weaver, President and Chief Executive Officer, or his designee. Employee will be based at the Company’s offices in Reston, Virginia. Employee agrees to undertake such business travel as is customary to such position, and as shall from time to time be requested of her by the Company.
2. COMPENSATION AND BENEFITS
     2.1 Base Salary. In consideration of and as compensation for the services to be performed by the Employee hereunder, the Company shall pay the Employee a base salary (the “Base Salary”) of not less than $210,000 per year, payable semi-monthly in arrears in accordance with the Company’s regular payroll practices. The Company and Employee shall review Employee’s salary in October 2005 and annually thereafter.
     2.2 Incentive Compensation. At the Company’s sole discretion, Employee may be eligible to receive additional discretionary incentive compensation based on individual and company performance.
     2.3 Participation in Benefit Plans. During the Term, Employee shall be entitled to participate in any pension plans, profit-sharing plans and group insurance, medical, hospitalization, disability and other benefit plans of the Company presently in effect, as such are generally applicable to employees of the Company and to the extent Employee is eligible under the general provisions thereof.
     2.4 Paid Time Off. During the Term of this Agreement, the Employee shall accrue twenty-four (24) days of Paid Time Off per year, subject to Company policy. The Employee shall also be entitled to other paid personal leave in accordance with Company policy.

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     2.5 Options. Employee’s incentive stock options agreements currently in place remain in effect and are unchanged by this Agreement.
3. TERM AND TERMINATION
     3.1 Term. The “Term” as used in this Agreement shall commence on July 1, 2004 and expire at the close of business on June 30, 2007, subject to earlier termination pursuant to this Section 3.
     3.2 Termination for Cause. The Company may terminate Employee’s employment under this Agreement, in its sole discretion, “for Cause.” Grounds for the Company to terminate this Agreement “for Cause” shall be limited to the occurrence of any of the following events:
          (a) the Employee’s failure to substantially perform Employee’s duties with the Company in good faith (provided in the case of illness, injury or disability that the Company has provided reasonable accommodation under applicable disabilities laws), after a demand for substantial performance is delivered to Employee by the Company which identifies, in reasonable detail, the manner in which the Company believes that the Employee has not substantially performed Employee’s duties in good faith and such Employee has not, in the sole discretion of the Company, improved the performance of Employee’s duties during a period of fourteen (14) days from such demand for substantial performance;
          (b) the Employee’s commission of any act which detrimentally affects the Company, including, without limitation, an act of dishonesty, fraud, willful disobedience, gross misconduct or breach of duty;
          (c) the Employee’s commission of any act in contravention of Employee’s undertakings contained in Section 5 hereof; or
          (d) the Employee’s conviction of a felony or a misdemeanor involving dishonesty or moral turpitude.
     3.3 Termination Without Cause. The Company may terminate Employee’s employment under this Agreement without cause at any time.
     3.4 Change in Control. “Change in Control” is defined as:
          (a) a sale or other disposition of all or substantially all of the assets of the Company;
          (b) a merger or consolidation in which the Company is not the surviving entity and in which the shareholders of the Company immediately prior to such consolidation or merger own less than fifty percent (50%) of the surviving entity’s voting power immediately after the transaction;

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          (c) a reverse merger in which the Company is the surviving entity but the shares of the Company’s Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, and in which the shareholders of the Company immediately prior to such merger own less than fifty percent (50%) of the Company’s voting power immediately after the transaction; or
          (d) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged.
     3.5 Effect of Termination Prior to Expiration of the Term of the Agreement
          (a) Upon termination of the Employee’s employment as a result of Employee’s disability, the Employee shall be entitled to receive for an additional thirty (30) days after the date of such termination, Employee’s Base Salary in effect at the time of termination and any and all benefits to which Employee is entitled on the date of such termination under the Company’s pension, life, disability, accident and health and other benefit plans in accordance with the provisions of such plans.
          (b) Upon termination of the Employee’s employment as a result of Employee’s death, the Employee’s heirs, devisees, executors or other legal representatives shall receive for an additional thirty (30) days from the date of death, Employee’s Base Salary in effect at the time of death.
          (c) If the Employee’s employment hereunder shall be terminated by the Company without Cause prior to the expiration of the Term of this Agreement, then upon the Employee furnishing to the Company an executed waiver and release of claims, in the form which is attached hereto as Exhibit A, the Employee shall be entitled to the following: (i) the Employee’s Base Salary and accrued and unused Paid Time Off earned through the date of termination; (ii) a lump sum payment or continued monthly payment, at the Company’s choice, equivalent to Employee’s Base Salary then in effect for the remaining duration of the Term of this Agreement; and (iii) if Employee elects continued coverage of health benefits under federal COBRA law, the Company shall pay the premiums of Employee’s group health insurance coverage, including coverage for Employee’s eligible dependents, for a maximum period of twelve (12) months following such termination; provided, however, that the Company shall pay premiums for Employee’s eligible dependents only for coverage for which those eligible dependents were enrolled immediately prior to the termination, and the Company’s obligation to pay such premiums shall cease immediately upon the date Employee becomes covered under any other group health plan (as an employee or otherwise). All payments are subject to standard deductions and withholdings.
          (d) In the event there is a Change in Control during the Term of this Agreement and Employee is not offered a substantially similar position with the surviving company at the same Base Salary, with the same benefits including but not limited to maintenance of the employment and severance agreements between the Company and Tier, and within forty (40) miles of Reston, Virginia, or if the Employee chooses not to relocate, then upon the Employee furnishing to the Company an executed waiver and release of claims, in the form

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which is attached hereto as Exhibit A, the Employee shall be entitled to the following: (i) the Employee’s Base Salary and accrued and unused Paid Time Off earned through the date of termination; (ii) a lump sum payment or continued monthly payment, at the Company’s choice, equivalent to Employee’s Base Salary then in effect for the remaining duration of the Term of this Agreement; and (iii) if Employee elects continued coverage of health benefits under federal COBRA law, the Company shall pay the premiums of Employee’s group health insurance coverage, including coverage for Employee’s eligible dependents, for a maximum period of twelve (12) months following such termination; provided, however, that the Company shall pay premiums for Employee’s eligible dependents only for coverage for which those eligible dependents were enrolled immediately prior to the termination, and the Company’s obligation to pay such premiums shall cease immediately upon the date Employee becomes covered under any other group health plan (as an employee or otherwise). All payments are subject to standard deductions and withholdings.
          (e) If the Employee’s employment hereunder shall be terminated by the Company for Cause or by the Employee by resignation, the Company shall have no further obligation to the Employee under this Agreement other than accrued Base Salary and other accrued benefits required by law, prorated to the date of termination.
     3.6 Notice of Termination. Any purported termination of employment by the Company or by the Employee shall be communicated by written notice of termination to the other party hereto in accordance with Section 6.1 hereof. Any notice of termination of employment given hereunder shall effect termination as of the date specified in such notice, or, in the event no such date is specified, on the last day of the month in which such notice is delivered or deemed delivered as provided in Section 6.1 hereof.
4. EXECUTIVE SEVERANCE AND CHANGE IN CONTROL BENEFITS AGREEMENT
Employee and the Company have entered into an Executive Severance and Change in Control Benefits Agreement (the “Executive Severance Agreement”), effective July 30, 2003, which remains in effect. A true and correct copy of the Executive Severance Agreement is attached hereto as Exhibit B. In the event the Company terminates Employee’s employment prior to the expiration of the Term of this Agreement, pursuant to section 3.5(c) or (d) hereof, then Employee shall be entitled to the benefits accorded pursuant to either this Agreement or the Executive Severance Agreement, at the Employee’s choice. It is expressly understood and agreed between the parties that the Executive Severance Agreement survives the expiration of the Term of this Agreement.
5. NONDISCLOSURE AND PROPRIETARY/CONFIDENTIAL INFORMATION
Employee has executed a Nondisclosure and Proprietary/Confidential Information/Non-Solicitation Agreement, which was signed on May 4, 2004, a true and correct copy of which is attached hereto as Exhibit C. The terms of that agreement are hereby incorporated into this Agreement as if fully set forth herein and Employee agrees to continue to abide by those terms.
6. MISCELLANEOUS

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     6.1 Notices. Any written notice, required or permitted under this Agreement, shall be deemed sufficiently given if either hand delivered or by fax (with written confirmation of receipt) or nationally recognized overnight courier. Written notices must be delivered to the receiving party at its address or facsimile number on the signature page of this Agreement. The parties may change the address or facsimile number at which written notices are to be received in accordance with this Section.
     6.2 Prevailing Party. If any litigation is commenced between the parties hereto concerning this Agreement or their respective rights, duties and obligations hereunder, the party prevailing in that litigation shall be entitled to reasonable attorney’s fees, to be fixed by the court as part of the costs of the litigation or established in a separate action brought to recover those fees, in addition to any other relief that may be granted.
     6.3 Assignment. The Employee may not assign, transfer or delegate her rights or obligations hereunder, and any attempt to do so shall be void. This Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and assigns.
     6.4 Entire Agreement. This Agreement, and the attachments hereto, contain the entire agreement of the parties hereto with respect to the subject matter hereof, and all other prior agreements, written or oral, are hereby merged herein. This Agreement may be modified or amended only by a written agreement that is signed by the Company and the Employee. No waiver of any section or provision of this Agreement shall be valid unless such waiver is in writing and signed by the party against whom enforcement of the waiver is sought. The waiver by the Company of any section or provision of this Agreement shall not apply to any subsequent breach of this Agreement. Captions to the various Sections of this Agreement are for the convenience of the parties only and shall not affect the meaning or interpretation of this agreement. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but together they shall constitute one and the same instrument.
     6.5 Severability. The provisions of this Agreement shall be deemed severable, and if any part of any provision is held illegal, void or invalid under applicable law, such provision may be changed to the extent reasonably necessary to make the provision, as so changed, legal valid and binding. If any provision of this Agreement is held illegal, void or invalid in its entirety, the remaining provisions of this Agreement shall not in any way be affected or impaired but shall remain binding in accordance with their terms.
     6.6 Applicable Law. This Agreement and the rights and obligations of the Company and the Employee hereunder shall be governed by and construed and enforced under the laws of the Virginia, without reference to any principles of conflict of laws.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Tier Technologies, Inc.
By:
Title:
Print Name:

Employee
Deanne M. Tully
Address:	2341 Hagen Oaks Drive Alamo, CA 94507
Fax Number:	(925) 362-9105

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EXHIBIT A
RELEASE AND WAIVER OF CLAIMS
     In consideration of the payments and other benefits set forth in the Employment Agreement effective July 1, 2004, to which this Exhibit A is attached, I, Deanne M. Tully, hereby furnish Tier Technologies, Inc. (the “Company”), with the following release and waiver (the “Release and Waiver").
     I hereby release, and forever discharge the Company, its officers, directors, agents, employees, stockholders, successors, assigns, affiliates, parent, subsidiaries, and benefit plans, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys’ fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising at any time prior to and including my employment termination date with respect to any claims, including but not limited to those claims relating to my employment and the termination of my employment; including but not limited to, claims pursuant to any federal, state or local law relating to employment, including, but not limited to, discrimination claims, claims under any local statute governing discrimination, and the Federal Age Discrimination in Employment Act of 1967, as amended (“ADEA”), or claims for wrongful termination, breach of the covenant of good faith, contract claims, tort claims, and wage or benefit claims, including but not limited to, claims for salary, bonuses, commissions, stock, stock options, vacation pay, fringe benefits, severance pay or any form of compensation.
     I acknowledge that, among other rights, I am waiving and releasing any rights I may have under ADEA, that this Release and Waiver is knowing and voluntary, and that the consideration given for this Release and Waiver is in addition to anything of value to which I was already entitled as an employee of the Company. I further acknowledge that I have been advised, as required by the Older Workers Benefit Protection Act, that: (a) the Release and Waiver granted herein does not relate to claims which may arise after this Release and Waiver is executed; (b) I have the right to consult with an attorney prior to executing this Release and Waiver (although I may choose voluntarily not to do so); and if I am over 40 years of age upon execution of this Release and Waiver: (c) I have twenty-one (21) days from the date of termination of my employment with the Company in which to consider this Release and Waiver (although I may choose voluntarily to execute this Release and Waiver earlier); (d) I have seven (7) days following the execution of this Release and Waiver to revoke my consent to this Release and Waiver; and (e) this Release and Waiver shall not be effective until the seven (7) day revocation period has expired.

Date:	By:
		Print Name:	Deanne M. Tully

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